Exhibit 99.4

Uranium Resources, Inc. Provides Update on Churchrock Project

LEWISVILLE, Texas--(BUSINESS WIRE)--June 1, 2009--Uranium Resources, Inc. (NASDAQ: URRE) (URI), announced that it plans to file today a petition with the U.S. 10th Circuit Court of Appeals for an en banc review regarding its ruling on April 17, 2009 that determined URI’s Section 8 in Churchrock, New Mexico is Indian Country and, therefore, comes under the jurisdiction of the U.S. Environmental Protection Agency (USEPA) for the issuance of an Underground Injection Control Permit (UIC). The New Mexico Environmental Department has previously issued a UIC permit to the Company, which continues to be in timely renewal.

Dave Clark, President and CEO of URI, noted, “As we’ve stated previously, we intend to proceed in a manner that will allow us to obtain an effective UIC permit. Our objective remains to resolve issues with the Navajo Nation regarding uranium mining in New Mexico, so we can be well positioned to begin production as quickly and as safely as possible.”

URI has a Nuclear Regulatory Commission license to mine 15 million pounds of in-place mineralized uranium material at Churchrock using in situ recovery methods. An effective UIC permit from the appropriate governmental agency is the final permit needed before development can begin.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI’s strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships. Uranium Resources routinely posts news and other information about the Company on its web site at www.uraniumresources.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

CONTACT:
Investor Contact:
Kei Advisors LLC
Deborah K. Pawlowski/James M. Culligan, 716-843-3908/716-843-3874
dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
or
Uranium Resources, Inc.
David N. Clark, 972-219-3330
President and CEO
Media:
April Wade, 505-440-9441
awade@uraniumresources.com